Exhibit 99.1

News Release

ONEOK Partners Prices Common Units Public Offering

Increases Amount of Common Units in Public Offering

TULSA, Okla. – May 13, 2014 – ONEOK Partners, L.P. (NYSE: OKS) today announced that it priced a public offering of 12.1 million common units at $52.94 per unit. This public offering represents an increase of 1.1 million common units compared with the 11 million common units announced on May 12, 2014.

Additionally, ONEOK, Inc. (NYSE: OKE) will contribute $13.1 million to maintain its 2 percent general partner interest.

ONEOK Partners also granted the underwriters a 30-day option to purchase up to an additional 1.815 million common units.

ONEOK Partners expects to use the net proceeds from the common unit offering for general partnership purposes and to repay amounts outstanding under its commercial paper program.

As a result of the successful completion of this public offering, ONEOK Partners will have 245.2 million units outstanding, which includes 172.2 million common units and 73.0 million Class B units. The aggregate ownership interest in the partnership by ONEOK and a subsidiary, which is the sole general partner of the partnership, will be approximately 39.1 percent, compared with 41.0 percent previously, assuming the option to purchase additional common units is not exercised.

BofA Merrill Lynch, Barclays, Morgan Stanley, UBS Investment Bank, Wells Fargo Securities, Citigroup, Deutsche Bank Securities, Goldman Sachs & Co., J.P. Morgan and RBC Capital Markets are acting as joint book-running managers in the public offering. Jefferies, Baird, BB&T Capital Markets, Global Hunter Securities and Oppenheimer & Co. are acting as co-managers in the public offering.

A copy of the prospectus and prospectus supplement may be obtained from the underwriters as follows:

BofA Merrill Lynch

Attn: Prospectus Department

222 Broadway

New York, NY 10038

Phone: 800-294-1322

Email: dg.prospectus_requests@baml.com

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 888-603-5847

Email: Barclaysprospectus@broadridge.com

Morgan Stanley & Co. LLC

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014

Phone: 866-718-1649

Email: prospectus@morganstanley.com

UBS Securities LLC

Attn: Prospectus Department

299 Park Avenue

New York, NY 10171

Phone: 888-827-7275

Wells Fargo Securities, LLC

Attn: Equity Syndicate Department

375 Park Avenue

New York, NY 10152

Phone: 800-326-5897

Email: cmclientsupport@wellsfargo.com

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 41.0 percent of the overall partnership interest as of March 31, 2014.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.